UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, Ms. Norma R. Akers and Mr. Basil Sabbah, members of the Board of Directors of both Solera National Bancorp, Inc. (the “Company”) and Solera National Bank (the “Bank”), a wholly-owned subsidiary of the Company, indicated that they will not stand for reelection as directors of the Company upon the expiration of their terms at the Company’s 2014 Annual Meeting of Shareholders (“Annual Meeting”), to be held on May 22, 2014. Additionally, on May 16, 2014, Mr. Ronald E. Montoya and Mr. F. Stanley Sena notified the Company of their resignation from the board of directors for both the Company and the Bank effective immediately.

Ms. Akers and Mr. Sabbah's decision to not stand for reelection is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Similarly, Mr. Montoya and Mr. Sena's decision to resign from their positions as chairman and vice chairman of the board, respectively, and from their directorships is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Akers, Mr. Sabbah, Mr. Montoya and Mr. Sena for their service and commitment as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: May 22, 2014	By:	/s/ John P. Carmichael
	Name:	John P. Carmicahel
	Title:	President & Chief Executive Officer